Exhibit 99.1

News Release

For Immediate Release

For more information, contact:

PECO II Sandra A. Frankhouse Chief Financial Officer and Treasurer Tel: 419-468-7600	Delta Group Jesse Chou Director of Public Relations Tel: 886-2-87972088 #5520 jesse.chou@delta.com.tw

PECO II CLOSES TRANSACTION WITH DELTA GROUP

•	PECO II acquires Delta Group’s U.S. and Canadian Service Provider Business

•	Delta Group becomes PECO II’s largest shareholder

GALION, Ohio, March 28, 2006 - PECO II, Inc. (Nasdaq: PIII), a full-service provider of engineering and installation on-site services and a manufacturer of communications power systems and equipment to the communications industry, announced today the closing of its Delta transaction, which followed the approval made by PECO II shareholders at the March 21, 2006 special shareholders meeting.

“With this important milestone, PECO II enhances its ability to serve its customers,” said John Heindel, president and chief executive officer. “Delta’s worldclass technology and manufacturing resources complement PECO II’s strong customer service, system design and system integration capabilities, making this an outstanding combination.”

“This is a great milestone for Delta. Delta and PECO II are committed to being a leader in the global telecom power business,” said Albert Chang, general manager of Delta’s Power System Business Group II. “The synergy of our alliance will result in enhanced products, services and sales, and a much more competitive enterprise.”

On October 13, 2005, PECO II and the Delta Group signed a definitive agreement pursuant to which PECO II agreed to acquire exclusive rights to certain business and inventory for Delta Group’s U.S. and Canadian Telecom Power Division in exchange for an equity position in PECO II that enables Delta to become PECO II’s largest shareholder. Additionally, the transaction included the execution of a supply agreement that will allow PECO II to access Delta’s substantial engineering capabilities and high-quality, cost-effective component manufacturing for its power systems.

Delta will utilize its advanced technology and global manufacturing capabilities to supply PECO II with key hardware components. The companies will also work jointly in developing next-generation power products and systems for the wireless and wireline telecommunications needs of their customers.

About PECO II, Inc.

PECO II, headquartered in Galion, Ohio, provides engineering and on-site installation services and designs, manufactures and markets communications power systems and power distribution equipment. As the largest independent full-service provider of telecommunications power systems, the Company provides total power quality and reliability solutions, and supports the power infrastructure needs of communications service providers in the local exchange, long-distance, wireless, broadband and Internet markets. Additional information about PECO II can be found at http://www.peco2.com.

About Delta Group

Delta Group is the world’s largest provider of switching power supplies and a major source for power management solutions, components, visual displays, industrial automation, networking products, and new energy. Established in 1971, Delta Group has sales offices worldwide and manufacturing plants in Taiwan, Thailand, China, Mexico and Europe. As a global leader in power electronics, Delta is committed to the environment and has implemented green, lead-free production and recycling and waste management programs for many years. Delta’s mission continues to be: “To provide innovative energy-saving products for a better quality of life.” More information about Delta Group can be found at http://www.deltaww.com.; for details about Corporate Social Responsibility, please visit www.delta.com.tw/environment/csr_main.asp

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied in such statements.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. PECO II does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in PECO II’s periodic filings with the Securities and Exchange Commission.

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